EXHIBIT 10.55

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement"), effective this 12th day of May, 1999 (the "Effective Date"), by and between MILLER INDUSTRIES, INC., a Tennessee corporation (the "Company"), and JAMES A. MCKINNEY (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to assure both itself and its key employees of continuity of management and objective judgment in the event of any Change in Control of the Company, and to induce its key employees to remain employed by the Company, and the Executive is a key employee of the Company and an integral part of its management; and

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits that the Executive reasonably could expect to receive in the absence of a Change in Control of the Company, and this Agreement accordingly will be operative only upon circumstances relating to a Change in Control of the Company, as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         I.       OPERATION OF AGREEMENT.

         This Agreement shall be effective immediately upon its execution by the parties hereto, but anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision hereof shall be operative unless, during the term of this Agreement, there has been a Change in Control of the Company, as defined in Article III below. Immediately upon such an occurrence, all of the provisions hereof shall become operative.

         II.      TERM OF AGREEMENT.

         The initial term of this Agreement shall be three (3) years commencing on the date hereof ("Effective Date") and ending on the third anniversary of the Effective Date. Beginning with the first annual shareholders' meeting at which directors are to be elected following the Effective Date and each annual shareholders' meeting at which directors are to be elected thereafter, Executive's employment and the term of this Agreement shall be extended automatically (without further action by either the Company or the Executive) for an additional period such that the Term of this Agreement will end on the 3rd anniversary of such shareholders' meeting, unless no later than 10 days following the date of such shareholders' meeting, the Company provides the Executive with written notice that the Term of this Agreement is not being extended. Notwithstanding the above, the Term of this Agreement shall end on the Executive's 65th birthday.

         III.     DEFINITIONS.

         1. Base Amount -- The term "BASE AMOUNT" shall have the same meaning as
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ascribed to it under Section 280G(b)(3) of the Internal Revenue Code of 1986, as
amended (the "Code").

         2.  Board or Board of  Directors  -- The Board of  Directors  of Miller
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Industries, Inc., or its successor.

         3. Cause -- The Term "CAUSE" as used herein shall mean: (i) Executive's
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material  fraud,  malfeasance,  gross  negligence,  or willful  misconduct  with respect to business affairs of the Company which is directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company, or (ii) Executive's conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude. A termination of Executive for "Cause" based on clause (i) of the preceding sentence shall take effect thirty
(30) days after the Company gives written notice of such termination to Executive specifying the conduct deemed to qualify as Cause, unless Executive
shall,   during  such  30-day  period,   remedy  the  events  or   circumstances
constituting cause to the reasonable satisfaction of the Company. A termination for Cause based on clause (ii) above shall take effect immediately upon giving of the termination notice.

         4. Change in Control -- The term "CHANGE IN CONTROL" as used herein shall mean:

         (a) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of securities of the Company representing an aggregate of forty percent (40%) or more of the combined voting power of the Company's then outstanding securities (excluding the acquisition by persons who own such amount of securities on the date hereof, or acquisitions by persons who acquire such amount through inheritance or gift); or

         (b) when, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of or with the approval of, at least three-quarters of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 4(b)); or

         (c) consummation of (i) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company (or such surviving entity or parent or affiliate thereof) that is outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

         (d) the occurrence of any other event or circumstance which is not covered by (a) through (c) above which the Board of the Company determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement."

         5.  Disability  -- The term  "DISABILITY"  shall  mean the  Executive's
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inability as a result of physical or mental incapacity to substantially  perform his duties for the Company on a full-time basis for a period of six (6) months.

         6. Excess  Severance  Payment -- The term  "EXCESS  SEVERANCE  PAYMENT"
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shall have the same meaning as the term "excess  parachute  payment"  defined in
Section 280G(b)(1) of the Code.

         7.  Severance  Payment -- The term  "SEVERANCE  PAYMENT" shall have the
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same meaning as the term "parachute  payment"  defined in Section  280G(b)(2) of the Code.

         8.  Present  Value  -- The term  "PRESENT  VALUE"  shall  have the same
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meaning as provided in Section 280G(d)(4) of the Code.

         9. Reasonable Compensation -- The term "REASONABLE  COMPENSATION" shall
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have the same meaning as provided in Section 280G(b)(4) of the Code.

         IV.      BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL.

         1. Termination -- If a Change in Control occurs during the term of this
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Agreement and the  Executive's  employment is terminated (i) within  twenty-four
(24) months following the date of the Change in Control, or (ii) within six (6) months prior to the date of the Change in Control and is related to such Change in Control, and in either case (i) or (ii) such termination is a result of Involuntary Termination or Voluntary Termination, as defined below, then the benefits described in Section 2 below shall be paid or provided to the
Executive:

         (a)  Involuntary  Termination  --  For  purposes  hereof,  "INVOLUNTARY
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TERMINATION"  shall mean  termination  of employment  that is involuntary on the part of the Executive and that occurs for reasons other than for Cause, Disability or death.

         (b)  Voluntary   Termination   --  For  purposes   hereof,   "VOLUNTARY
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TERMINATION"  shall mean termination of employment that is voluntary on the part of the Executive, and, in the judgment of the Executive, is due to (i) a reduction of the Executive's responsibilities, title or status resulting from a formal change in such title or status, or from the assignment to the Executive of any duties inconsistent with his title, duties or responsibilities in effect within the year prior to the Change in Control; (ii) a reduction in the Executive's compensation or benefits, or (iii) a Company-required involuntary relocation of Executive's place of residence or a significant increase in the Executive's travel requirements. A termination shall not be considered voluntary within the meaning of this Agreement if such termination is the result of Cause, Disability or death of the Executive.

         2.  Benefits to be Provided -- If the  Executive  becomes  eligible for
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benefits  under  Section 1 above,  the Company shall pay or provide to Executive the compensation and benefits set forth in this Section 2; provided, however, that the compensation and benefits to be paid or provided pursuant to paragraphs
(a),  (b), (c) and (d) of this Section 2 shall be reduced to the extent that the
Executive   receives  or  is  entitled  to  receive  upon  his  termination  the compensation and benefits (but only to the extent he actually receives such compensation and benefits) described in paragraphs (a), (b), (c) and (d) of this
Section 2 pursuant to the terms of an employment agreement with the Company or as a result of a breach by the Company of the employment agreement; and provided, however, that notwithstanding contrary provisions in the employment agreement, to the extent benefits are actually paid or provided under this Agreement, the benefits shall be provided in lump sum payments where specified in paragraphs (a) and (b) below.

         (a) Salary -- The Executive will continue to receive his current salary
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(subject to withholding of all applicable  taxes and any amounts  referred to in
Section 2(c) below) for a period of thirty-six (36) months from his date of termination in the same manner as it was being paid as of the date of termination; provided, however, that the salary payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than 30 days after his termination of employment; provided, further, that the amount of such lump sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value (as defined in Section III.8) on the date Executive's employment is terminated. For purposes hereof, the Executive's "current salary" shall be the highest rate in effect during the twelve-month period prior to the Executive's termination.

         (b)  Bonuses  and  Incentives  -- The  Executive  shall  receive  bonus
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payments from the Company for the thirty-six (36) months  following the month in which his employment is terminated in an amount for each month equal to one-twelfth of the average ("Average Bonus") of the bonuses paid to him for the three calendar years immediately preceding the year in which such termination occurs. Any bonus amounts that the Executive had previously earned from the Company but which may not yet have been paid as of the date of termination shall not be affected by this provision. Executive shall also receive a prorated bonus for any uncompleted fiscal year at the date of termination equal to the Average Bonus multiplied by the number of days he worked in such year divided by 365 days. The bonus amounts determined herein shall be paid in a single lump sum payment, to be paid not later than 30 days after termination of employment; provided, further, that the amount of such lump sum payment shall be determined by taking the bonus payments (as of the payment date) to be made and discounting them to their Present Value (as defined in Section III.8) on the date Executive's employment is terminated.

         (c) Health and Life Insurance Coverage -- The health and life insurance
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benefits  coverage  (including  any  executive  medical  plan)  provided  to the
Executive at his date of termination shall be continued by the Company at its expense at the same level and in the same manner as if his employment had not terminated (subject to the customary changes in such coverages if the Executive retires under a Company retirement plan, reaches age 65 or similar events and subject to Executive's right to make any changes in such coverages that an active employee is permitted to make), beginning on the date of such termination and ending on the date thirty-six (36) months from the date of such termination. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, the Company will arrange for other coverage at its expense providing substantially similar benefits. The coverages provided for in this Section shall be applied against and reduce the period for which COBRA will be provided. If the Executive is covered by a split-dollar or similar life insurance program at the date of termination, he shall have the option in his sole discretion to have such policy transferred to him upon termination, provided that the Company is paid for its interest in the policy upon such transfer.

         (d)  Stock  Options  -- As of  Executive's  date  of  termination,  all
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outstanding stock options granted to Executive under the Miller Industries, Inc.
Stock Option and Incentive Plan and any such similar stock option plan (the "Stock Option Plans") shall become 100% vested and immediately exercisable. To the extent necessary, the provisions of this subsection (d) shall constitute an amendment of the Executive's stock option agreements under the Stock Option Plans.

         (e) Effect of Lump Sum Payment -- The lump sum payment under (a) or (b)
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above shall not alter the  amounts  Executive  is entitled to receive  under the benefit plans described in (c) above. Benefits under such plans shall be determined as if Executive had remained employed and received such payments without reduction for their Present Value over a period of thirty-six (36) months.

         V.       LIMITATION OF BENEFITS.

         1. Tax Equalization  Payment. If all or any portion of the compensation
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or benefits  provided to Executive  under this  Agreement  are treated as Excess
Severance Payments (whether by action of the Internal Revenue Service or otherwise), the Company shall protect Executive from depletion of the amount of such compensation and benefits by payment of a tax equalization payment in accordance with this subsection. In connection with any Internal Revenue Service examination, audit or other inquiry, the Company and Executive agree to take actions to provide and to cooperate in providing evidence to the Internal Revenue Service (and, if applicable, the State of the Executive's residence) that the compensation and benefits provided under this Agreement do not result in the payment of Excess Severance Payments. The tax equalization payment shall be an amount which when added to the other amounts payable, or to be provided, to Executive under this Agreement will place Executive in the same position as if the excise tax penalty of Code Section 4999 (and any state tax statute), or any successor statute of similar import, did not apply to any of the compensation or benefits provided under this Agreement. The amount of this tax
equalization   payment  shall  be   determined  by  the  Company's   independent
accountants and shall be paid to Executive not later than ten (10) days prior to the date any excise tax under Code Section 4999 is due to be paid by Executive.

         2. Additional Limitation.  In addition to the limits otherwise provided
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in this  Section V, to the extent  permitted by law,  Executive  may in his sole discretion elect to reduce (or change the timing of) any payments or benefits he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on Executive under Section 4999 of the Code or otherwise reduce or delay liability for taxes owed under the Code.

         VI.      MISCELLANEOUS.

         1. Notices -- Any notice or other  communication  required or permitted
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under this  Agreement  shall be effective  only if it is in writing and shall be deemed to have been duly given when delivered personally or seven days after mailing if mailed first class by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company:         Miller Industries, Inc.
                                    P.O. Box 120
                                    8503 Hilltop Drive
                                    Ooltewah, Tennessee 37363
                                    Attention:  Chairman of the Board

         If to the Executive:       James A. McKinney
                                    1300 Twelve Oaks Circle
                                    Atlanta, Georgia 30327

         or to such other address as any party may designate by notice to the others.

         2. Assignment -- This Agreement shall inure to the benefit of and shall
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be  binding   upon  the   parties   hereto  and  their   respective   executors,
administrators, heirs, personal representatives and successors, but, except as hereinafter provided, neither this Agreement nor any right hereunder may be assigned or transferred by either party thereto, or by any beneficiary or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy or other legal process of any kind against the Executive, his beneficiary or any other person. Notwithstanding the foregoing, any person or business entity succeeding to substantially all of the business of the Company by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by and shall adopt and assume this Agreement and the Company shall obtain the assumption of this Agreement by such successor. If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

         3. No  Obligation  to  Fund -- The  agreement  of the  Company  (or its
            ------------------------
successor) to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Company (and its successor), except to the extent the Company (or its successors) in its sole discretion elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

         4.  Applicable Law -- This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of Tennessee.

         5. Claims;  Expenses -- All claims by Executive  for  compensation  and
            -----------------
benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to Executive for a review of a decision denying a claim and shall further allow Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that Executive's claim has been denied. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement or otherwise, the Company shall promptly pay Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute.

         6. Conversion To Employment Agreement -- The Company reserves the right
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at any time in its sole discretion to convert all or any part of its obligations under this Agreement and restate them in an employment agreement with the Executive, provided that such employment agreement provides compensation and benefits to the Executive upon the basis and for the reasons stated in this Agreement that are substantially identical to the compensation and benefits provided under this Agreement.

         7.  Amendment  -- This  Agreement  may  only be  amended  by a  written
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instrument signed by the parties hereto,  which makes specific reference to this
Agreement.

         8.  Severability  -- If any provision of this  Agreement  shall be held
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invalid or  unenforceable by any court of competent  jurisdiction,  such holding shall not invalidate or render unenforceable any other provisions hereof.

         9. Other Benefits -- Nothing in this  Agreement  shall limit or replace
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the compensation or benefits payable to Executive, or otherwise adversely affect
Executive's rights, under any other benefit plan, program or agreement to which Executive is a party.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers and the Executive has hereunder set his hand, as of the date first above written.


                                              MILLER INDUSTRIES, INC.


                                              By:  /s/  William G. Miller
                                              Title: Chairman
(Corporate Seal)


Attest:  ___________________
         Secretary



                                              EXECUTIVE


                                              /s/  James A. McKinney
                                              James A. McKinney